EXHIBIT 2.1
                                                                    -----------




                                    AGREEMENT

                                     between

                          BENTLEY PHARMACEUTICALS, INC.

                                       And

                             MARSING & CO. LTD., A/S









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                                LIST OF CONTENTS
                                ----------------



1.     Closing

2.     Share Transfer

3.     Purchase Sum

4.     Holdback

5.     Representations and Warranties

6.     Indemnification

7.     Operational Warranties

8.     Conditions for Closing

9.     Board of Directors

10.    Announcements

11.    Competition Clause

12.    Contractual Notice

13.    Costs and Expenses

14.    Law and Venue

15.    Captions

16.    Special Confidentiality

17.    No Waiver

18.    Integration

Between        Bentley Pharmaceuticals, Inc.
               4830 West Kennedy Blvd.
               Suite 548
               US - Tampa, FL 33609
               USA
               (hereinafter the "Seller")

and            Marsing & Co. Ltd. A/S
               46 Avedoreholmen
               DK-2650 Hvidovre
               Denmark
               (hereinafter the "Buyer")
               avec faculte de substitution
               (with right of substitution)

the following

AGREEMENT
---------

has today been entered into concerning the Buyer's purchase from the Seller of the entire share capital of Chimos LBF S.A., 198 avenue de Versailles, F-75016 Paris, France (hereinafter the "Company"), and whereby it is agreed as follows:

This Agreement is entered into as an assignment from the Seller to the Buyer of the entire share capital in the Company. However, at the same time the Buyer commits itself, to the previous decision of the Seller that the part of the share capital, namely equal to 24,000 shares, is redeemed as of 4 August 1997 to the effect that FRF 21,247,569 is paid by the Company to the Shareholder and is disposed as specified in 3 and 8.

Should it contrary to expectations prove impossible to carry out the assumed redemption of shares as of the agreed date or at a later date to be agreed upon, then the entire agreed share transaction shall be considered null and void. Neither party shall on such occasion have any claims against the other except for the repayment of the deposit made by the Buyer according to 3.

The agreed assignment of shares is effective as of the date of the signing of this Agreement and the Buyer is effective as of the Date of the signing entitled to dispose or give instructions in all usual business matters as owner of the Company.


1.     Closing

1.1    The closing is on the signature of this Agreement  (hereinafter  "Signing
       Day").

1.2 This Agreement is made on condition subsequent that the terms for the fulfillment of the transaction as specified in 8 hereof are fulfilled on the 4th of August (hereinafter "Redemption Day").

1.3 Either party is obliged positively and without any undue delay to contribute to the carrying out of all investigations and applications assumed for the fulfilment of the terms mentioned in 8 hereof at the same time as the assumed documentations are produced and presented.

1.4 If as on Redemption Day it should appear that the agreed conditions have not been or cannot be fulfilled, the Agreement shall lapse unless agreement can be reached about a postponement of Redemption Day.

1.5 If this Agreement lapses according to Article 1.4 the Buyer shall retransfer the shares and the Seller shall reimburse FRF 1,000,000. To that effect, the Buyer has already issued the corresponding transfer form which is held in escrow by Me Daniel DIEDLER who is instructed either to register them with no further notice in the shareholders book if the condition subsequent does occur provided however that Seller will have reimburse FRF 1,000,000 to the Buyer or to destroy them if the condition subsequent provided in Article 1.2 does not occur.

1.6 In case of lapse of this Agreement according to 1.5 above, neither party shall on such occasion have any claims against the other.


2.     Share Transfer
       --------------

       The Seller shall as on Signing Day assign all shares concerning the Company's entire share capital of nominal FRF 2,500,000.00 except three shares held by Mr's Nicolas, Maisonneuve and Noel (hereinafter the "Shares") duly and legally binding to the Buyer.


3.     Purchase Sum
       ------------

3.1 The purchase sum for the Shares has been agreed at FRF 22,247,569 which amount shall be paid in cash for FRF 1,000,000.00 on the signing and for 21,247,569 on Redemption Day in the manner provided in Article 8 hereinafter. confer however 4. The amount in cash of 18,247,569 FRF shall be paid directly by Chimos to Bentley which is substituted for Marsing.


4.     Holdback
       --------

4.1 Of the purchase sum FRF 2,167,000.00 shall serve as a holdback until 1 July 1998 during which period the holdback shall be available to be applied by the Buyer for any possible obligations on the part of the Seller which may result in accordance with the terms of this Agreement.

4.2 The holdback funds will earn a rate of interest of 4,250 percent per annum which interest is to be paid half yearly in arrears. Accordingly the first payment of interest is due on 31st of December 1997 and the second one on July 1st 1998.


5.     Representations and Warranties
       ------------------------------

       The Seller represents and warrants:

5.1    Disclosed Information

5.1.1 that the statements of fact and information and relating to the Company and/or its shareholder and/or officers and/or connected persons and associates (or any of them) and/or the business, finances, assets liabilities, contracts, prospects, suppliers and customers of the Company given by or on behalf of the Company to the Buyer or its advisers in the course of the negotiations leading to this Agreement (together the "Disclosed Information") are true, complete and accurate in all material respects and not misleading in any respect;

5.1.2 that to the best of the knowledge, information and belief of the Seller there is no fact, information or other matter which is not fairly and expressly disclosed which renders or which might render any of the Disclosed Information untrue, incomplete, inaccurate or misleading in any material respect or which might reasonably be expected adversely to affect the willingness of a purchaser to purchase shares in the Company on the terms contemplated by this Agreement;

5.1.3 that all verbal information given by the Seller to the Buyer or to representative of the Buyer in anticipation of this Agreement was when supplied given in good faith and in the honest belief that the same was correct in all material respects and not misleading.


5.2    The Company
       -----------

5.2.1 that the Company is duly organized, existing and registered under the laws of France. A copy of the articles of association has been delivered to the Buyer and is attached to this Agreement as Exhibit 1, complete and correct as of the date of this Agreement;

5.2.2 that the Seller is the absolute owner of 24,995 shares of nominal value FRF 2,499,500 in the Company and has power to dispose of two shares of nominal value FRF 100 in the Company each of which belongs to James Murphy and Michael Price. The total number of shares in the Company is 25,000;

5.2.3 that the signing of this Agreement and the sale of the shares do not violate any third party rights according to any shareholders' agreement or other arrangements.


5.3    Accounts
       --------

5.3.1 that the accounts for the financial years 1993-1994. 1994-1995, 1995-1996 and a sketch concerning the period from July 1st 1996 to February 28, 1997 which have been handed over to the Buyer, Exhibit 2, comply with the provisions of French company law and all other applicable legislative requirements and have been prepared in accordance with generally accepted accountancy practice and principles consistently applied and give an accurate, true and fair view of all the assets and liabilities (whether actual or contingent or otherwise) and of the state of affairs of the Company at the accounting date and of its results for the accounting period ended thereon;

5.3.2 that the value of assets included in the accounts and, in respect of the position at the date hereof, the books and records of the Company is not overstated nor are the liabilities provided for therein understated and (in accordance with the said accountancy practice and principles; full provision or reserve has been made in the accounts or such books and records for depreciation and all bad or doubtful debts and liabilities (including contingent liabilities) and all present or contingent burdens and commitments as at the accounting date or at the date hereof;

5.3.3 that proper and necessary books of account and records (including records held in computer form) have been fully and accurately kept and promptly completed by the Company, and the same contain full and correct information relating to all transactions to which the Company has been a party in accordance with the law and generally accepted accountancy practice and principles and all such books and records (including print outs of such records held in computer form) are in the exclusive possession of and are readily accessible to the Company.


5.4    Taxation
       --------

5.4.1 that the company has within the requisite time duly made all returns, given all notices, and supplied all other information required to be supplied to the French authorities with responsibility for taxation, and customs and all such information, returns and notices were when given or supplied and are now accurate in all material respects and made on a proper basis and are not, so far as the Seller is aware, likely to be subject of any dispute with any of the relevant authorities concerned;

5.4.2 that the Company has duly deducted, withheld, paid and accounted for all tax due to have been deducted, withheld, paid or accounted for by it before the date of this Agreement and is not and has not at any time been liable to pay interest on any unpaid taxation;

5.4.3 that the Company has not made and the Company is not subject to any present or future liability to make or provide any payments or consideration which could be disallowed as a deduction in computing the profits of the Company or as a charge on the Company's income for taxation purposes;

5.4.4 that the book value of each of the capital or fixed assets of the Company in or adopted for the purposes of the accounts attached to this Agreement as Exhibit 2, does not exceed their original cost. Therefore on a disposal or deemed disposal of such assets or any of the same there will not be balancing charge or chargeable gain because such assets would have been overstated;

5.4.5 that the Company is a registered and taxable person for the purposes of value added tax (or French equivalent) and (i) has complied with all the requirements of the relevant value added tax legislation and all applicable regulations; (ii) is not in arrears with any payment or returns thereunder and is not liable to any abnormal or non-routine payment for value added tax purposes; (iii) has maintained complete, correct and up-to-date value added tax records, invoices and other necessary documents; and (iv) has not been required by the relevant French authority to give any security;

5.4.6 that except as concerns the purchase on April 15, 1997 of Laboratorios Belmac by Bentley which gives rise to a capital gain of 3,000,000 FRF it being precised that the consequences of such purchase have already been booked prior to Signing Day, the Company is not under any liability to taxation , contingent or otherwise, in respect of any company which at any time has been a member of the same group or consortium as the Company or any associated company of the Company for taxation purposes or in respect of any transaction effected with or asset or benefit received from or given by the Company to any such other company;

5.4.7 that the Company has not entered into or been a party to any scheme or arrangement designed partly or wholly for the purposes of avoiding or deferring taxation, and no scheme or transaction of any nature has been carried out by or proposed in relation to the Company which has given rise or could give rise to a charge to taxation;

5.4.8 that all of the documents relating to or necessary to prove the title of the Company to its assets or otherwise relating to the Company's business and affairs have been properly stamped with applicable stamp or other duty and such duty has been duly paid;

5.4.9  that the Company has only ever been tax resident in France;

5.4.10 that the Company will not be liable to taxation as a consequence of the consummation of this transaction.

5.5    Receivables
       -----------

5.5.1 that the Company will not suffer losses on its receivables as on Signing Day in excess of FRF 100,000.

       With regard to receivables as on Signing Day which have not been collected at the latest two months after due date, and which exceed the above mentioned maximum amount of FRF 100,000, the Buyer may claim a reduction of the purchase sum according to 3 hereof with an amount, equal to the non-collected claims less FRF 100,000.

       A list of the receivables as of May 31, 1997 is attached as Exhibit 3 and an updated Exhibit 3 will be prepared as of Signing Day and delivered to the Buyer on Redemption Day.


5.6    Assets
       ------

5.6.1 that the company was at July 1st, 1996 is now the owner of and has good and marketable title to all of the assets included in the 1995-1996 accounts, except Laboratorios Belmac which has been sold on April 15, 1997 by Chimos to Bentley, and all assets now owned or used by the Company or being in its possession.


5.7    Mortgages and Charges
       ---------------------

       that the Company has not created nor has it agreed to create and nor is there subsisting any mortgage debenture lien charge or other similar encumbrance or security interest over all or any of its property assets undertaking goodwill, reserves or share capital.


5.8    Guarantees
       ----------

5.8.1 that the Company is not and has not agreed to become bound by any guarantees bond, warranty, or indemnity suretyship or similar commitment and there is not now outstanding any such guarantee bond, warranty, indemnity, suretyship or similar commitment given for the accommodation of or in respect of any obligation or liability of the Company except as listed in Exhibit 4.


5.9    Borrowing Arrangements
       ----------------------

5.9.1 that Exhibit 5 contains full particulars in relation to all borrowings of the Company and all arrangements in the nature of borrowing or loan facilities, including without limitation, factoring or invoice discounting arrangements;

5.9.2 that the Company is not in breach of the terms of any of its borrowing obligations and in particular of any document governing the terms of or securing such borrowings and no event has occurred which will or might give any person the right to call for immediate or early repayment of any of its borrowings or to terminate any loan facilities placed at this disposal or which is likely to cause a demand for the immediate repayment of any of its borrowings which are repayable on demand.


5.10   Material Commitments and Agreements
       -----------------------------------

5.10.1 that besides the agreements listed in Exhibit 6, the Company is not party to or liable in respect of, and none of the assets of or used by the Company is affected by:

       (i) any contract, covenant, commitment or arrangement i) of an onerous or unusual nature or which is likely to be unprofitable or (ii) which is not terminable by the Company without compensation by three months' notice or less or which is unlikely to be fully performed within three months from the date hereof or (iii) made otherwise than in the ordinary and usual course of the business of the Company as now carried on or (iv) in respect with its obligations;

       (ii) any partnership, joint venture, consortium, trade association or society or any agreement or arrangement relating thereto;

       (iii) any contract, covenant, commitment or arrangement which in any way restricts the freedom of the Company to carry on its business or any part thereof in any part of the world in such a manner as it thinks fit; or

       (iv) any contract, covenant, commitment or arrangement which is or is liable to be terminated or altered by another party as a result of any charge in the control management of shareholders of the Company;

5.10.2 that no person is authorized to act as agent or attorney for the Company or to bind the Company otherwise than the persons listed in exhibit 7.


5.11   Properties
       ----------

5.11.1 that save for the premises located at 198 avenue de Versailles, F-75016 Paris, France (hereinafter the "Property") the Company does not use, own or occupy or have any interest in any real property and the Company is under no liability (actual, contingent or otherwise), which is not disclosed in the Disclosed Information, in respect of the Property or any such property or interest which it has used, owned or occupied or had any interest in prior to the date hereof.

5.11.2 Copies of all material documents relating to the Property have been supplied to the Buyer's advisors prior to the signing of this Agreement. The documents are attached as Exhibit 8.


5.12   Environmental and Health Matters
       --------------------------------

5.12.1 that the Company does not carry on any business other than the business described in the Disclosure Information and the Company's business has always been carried on in compliance with all applicable legislation.


5.13   Business of the Company
       -----------------------

5.13.1 that the Company does not carry on any business other than the business described in the Disclosure Information and the Company's business has always been carried on in compliance with applicable legislation;

5.13.2 that the Company has at all material times held and continues to hold all licenses, covenants and permissions required for the carrying on of its business and is not in breach of the terms or conditions of such licenses, covenants and permissions; there are no pending or threatened proceedings which might in any way adversely affect such licenses, covenants or permissions; and the Seller is not aware of any circumstances whereby any of the same is likely to be suspended, cancelled, revoked or not renewed in the ordinary course;

5.13.3 that none of the business or other practices of the Company is or has been the subject of or susceptible to be affected by any investigations, reference, report or order and the Company has not received any process, notice or communication (formal or informal) from any governmental, legislative, regulatory consumer protection or the like or other authority of any jurisdiction or competence.


5.14   Litigation
       ----------

5.14.1 that the Company is not except as listed in Exhibit 9 engaged in any litigation, arbitration, prosecution or other legal proceedings (whether a plaintiff, defendant or third party) and there are not such proceedings pending or threatened or any proceedings in respect of which the Company is or might to liable to indemnify or compensate any other person concerned therein and to the best of the knowledge, information and belief of the Seller there are no claims, facts, events of other circumstances which are likely to give rise to any such proceedings.

5.15   Breaches of Obligations
       -----------------------

5.15.1 that neither the Company nor any person for whom it is vicariously responsible has committed any breach of or failed to perform or observe any provision of its articles of association or any covenant or agreement or the terms or conditions of any consent or licence or any judgement or order of a court or other competent tribunal or authority by which the Company is bound or to which it is a party or which affects any of the assets owned or used by it.


5.16   Insurance
       ---------

5.16.1 that the Company is and at all material times has been fully covered by the insurances attached hereto as Exhibit 10 against all normal risks, including without limitation, products and all other liabilities having regard to the type of business carried on and assets owned or used by it;

5.16.2 that the policies of insurance to which the Company is a party are valid and enforceable; all premiums due have been paid, there are no outstanding claims or circumstance likely to give rise to a claim thereunder; and nothing has been done or omitted to be done which has made or could make any such policy void or voidable or whereby the renewal of any such policy might be affected or the premiums due in respect thereof are likely to be increased.


5.17   Employees, etc.
       ---------------

5.17.1 that the attached Exhibit 11 details the names and full particulars of all officers, employees, consultants and agents of the Company and their respective ages, length of service with or engagement by the Company and their terms of employment or engagement, including without limitation, their notice periods and emoluments, including bonuses, profit sharing arrangements and benefits in kind, commissions, fees, remuneration, usual dates and terms of review of salary, fees and other benefits;

5.17.2 that no present officer, employee, consultant or agent of the Company has given or received notice of terminating his employment or engagement or is entitled (without giving proper notice) to terminate his employment or engagement with the Company;

5.17.3 that, unless otherwise stated in Exhibit 12 the Company is not party to any agreement or arrangement imposing an obligation on it to increase the rates of remuneration of or to make any bonus or incentive payments or any benefits in kind or any payments under a profit sharing scheme to any on behalf of any of its former, present or future officers, employees, consultants or agents, whether now or at any future date;

5.17.4 that there is not in existence any share incentive scheme, share option scheme or profit sharing scheme for all or any of the Company's officers or employees and no proposals for any such scheme or arrangements are under consideration by the Company.


5.18   Pension
       -------

5.18.1 that the Company does not operate nor is it obliged to contribute to any pension or retirement benefits or death in service or similar schemes or arrangements for the benefit of any of its former, present or future employees, other than those required by mandatory laws.


5.19   Intellectual Property Rights
       ----------------------------

5.19.1 that the business of the Company has at all material times been carried on without infringing any intellectual property right of any third party;

5.19.2 that the Company has not disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person any of its know-how, secrets, confidential information , technical processes or list of customers or suppliers;

5.19.3 that the Company uses no name other than its corporate name for any purpose;

5.19.5 that references herein to "intellectual property" and "intellectual property rights" shall include patents, patent applications, trade marks, registered designs, design rights, copyrights, moral rights, business names, trade marks, service marks, computer software programmes and systems, know how and other industrial or commercial intellectual property rights whether registered or applied for or not.


6.     Indemnification
       ---------------

6.1 The Seller shall indemnify and hold the Buyer harmless against and in respect of any and all losses, damages and deficiencies on the part of the Seller resulting from any misrepresentation or any warranty or any non-fulfilment of any agreement contained in this Agreement, any exhibit hereto or any statement or certificate to be furnished to the Buyer pursuant hereto. The Seller shall reimburse the Buyer any claim in respect of any liability or obligation to which the foregoing indemnity relates. The Seller further agrees to indemnify the Buyer from any of the Company's unknown liabilities, aggregating in excess of FRF 100,000 which may arise from or are based on facts which relate to the operation of the Company prior to Signing Day.

6.2 All statements contained in this Agreement and any certificate or other instrument delivered to the Buyer pursuant to this Agreement shall be deemed representations and warranties by the Seller.

6.3 Any profit resulting from the write-off of provisions booked before signing of this Agreement can be set off against any loss that the Seller is obliged to indemnify under this Article.

6.4 Any claim under this Article should have been notified to Seller by Purchaser by July 1st 1998 except as concerns tax and social security issues, for which a claim can be brought until the end of the statutory limitation. Any such claim has to be motivated.

6.5 The Seller is entitled to participate with no delay in the defense against any claim that pertains to indemnification under this Article.


7.     Operational Warranties
       ----------------------

7.1 The Seller warrants that the Business of the Company during the period from July 1st, 1996 until the signature of this Agreement by the Buyer has been and shall be conducted consistent with the previously adopted principles and in accordance with generally accepted management principles, and that during said period no steps have been or will be taken of any significant importance for the future operations and economy of the Company without written consent of the Buyer, and specifically that the following steps have not been and shall not be taken without such consent.

7.1.1 except as concerns the sale to Bentley of Laboratorios Belmac, any change in the assets or liabilities of the Company other than changes in the ordinary course of business; none of such changes have been materially made;

7.1.2 any deduction or loss materially or adversely affecting the business or prospects of any of the activities of the Company;

7.1.3 any declaration of payment of any dividend or other distribution of the equity except as conditioned in 8 hereof or any amendment to the articles of association;

7.1.4 any debt, obligation or liability incurred by the Company except current liabilities incurred and obligations under agreement entered into in the ordinary course of business;

7.1.5 any sale, lease, abandonment or other disposition of any machinery, equipment or other operating properties other than in the ordinary course of business, nor any sale, assignment and transfer of licence by the Company of any know-how, trademark, trade name or other intangible assets;

7.1.6 any event or condition of any character adversely affecting the business or prospects for the Company.


8.     Event being the condition provided in Article 1.2
       -------------------------------------------------


       Thirty days after signature of this Agreement Chimos shall redeem 24,000 shares from the Purchaser for FRF 21,247,569 and have reduced its capital as shown in exhibit 13.

       The redemption price shall be adjusted to the Net Assets Value of Chimos as of April 30, 1997 less FRF 1,000,000. There shall be an increase or decrease equal to the difference between FRF 22,247,569 and the adjusted Net Assets Value as of April 30, 1997 (which shall include FRF 3,000,000 capital gain generated by the sale of Laboratorios Belmac's shares by Chimos to Bentley).

       The redemption price shall be paid as follows:

       a)     14,000,000 shall be paid in cash on the Signing Day

       b) 3,000,000 FF shall be paid by assigning to the purchaser a note representing the price due and owing to Chimos pursuant to the sale to Bentley of Laboratorios Belmac.

       c)     2,167,000  FF  shall  be  held  back  as  provided  in  Article  4 hereinabove.

       d) 2,080,569 FF plus or less any adjustment shall be paid in four equal monthly installments as from June 30, 1997.


9.     Board of Directors
       ------------------

9.1 In connection with the acquisition of the Shares in the Company the Buyer shall arrange for an extraordinary general meeting of the Company in order to elect new members of the board of directors in replacement of the present members.

       The Seller guarantees that the resigning member of the board of directors of the Company will not make any claims for fees for the current financial year or any other claims against the Company.


10.    Announcements
       -------------

10.1 Prior to Signing Day neither party shall issue any statement or indication or make any announcement regarding the transaction comprised by this Agreement.

10.2 After Signing Day the publication of the transaction shall be made only in a manner approved by both parties.

10.3 The Seller shall use his best endeavors to ensure that the existing customers remain with the Company.


11.    Competition Clause
       ------------------

11.1 Except as concerns Biolid, the Seller undertakes for a period of five years from the Signing Day not to begin, work of or in any other manner by directly or indirectly interested in any sort of marketing and sale of any product which for the last five years prior to Signing Day has been marketed or sold by the Company.

       In event of the Seller's violation of this competition clause, a penalty in the amount of FRF 500,000 shall be imposed of the Seller each time a violation takes place. Payment of the penalty does not terminate this competition clause. In addition, the Buyer shall be entitled to damages for any loss sustained by the violation.

11.2 Moreover, the Buyer shall be entitled to request a court injunction without having to pay a deposit against the Seller's violation of the competition clause.


12.    Contractual Notice
       ------------------

12.1 All notice relating to this Agreement shall be deemed to have been duly given if delivered or sent by fax, registered mail or by ordinary letter, the receipt of which has been acknowledged by the recipient, if the notice has been address:


       a)    For the Seller to:      Bentley Pharmaceuticals, Inc.
                                     4830 West Kennedy Blvd.
                                     Suite 548
                                     US - Tampa, FL 33609
                                     USA

       b)    For the Buyer to:       Marsing & Co. Ltd. A/S
                                     46 Avedoreholmen
                                     DK-2650 Hvidovre
                                     Denmark

13.    Costs and Expenses
       ------------------

13.1 Each party shall pay half of any public frees/taxes or notarial fees arising out of this Agreement.

13.2 Each party shall pay its own costs and expenses in connection with the execution of this transaction.


14.    Law and Venue
       -------------

14.1 All disputes or disagreements which may arise in connection with this Agreement and which cannot be settled amicably between the two parties shall be finally decided in accordance with French law.

14.2   The venue shall be "Tribunal de Commerce" of Paris.

14.3 This Agreement shall be binding on the successors and assignees of the parties hereto.


15.    Captions
       --------

15.1 The captions of this Agreement are for conveniences of reference only and shall not define or limit any of the terms or provisions hereof.


16.    Special Confidentiality
       -----------------------

16.1 The parties agree that all terms and conditions contained herein are confidential and shall not be disclosed to any third party.


17.    No Waiver
       ---------

17.1 Failure by any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or waiver by such party of any breach of any provision hereof.

18.    Integration
       -----------

18.1 This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings related to the subject matter hereof.


In three counterparts:

Date:     26, June 1997                     Date:     26, June 1997
As Seller:                                  As Buyer:

/s/ James R. Murphy, Chairman               /s/ Finn Sondergaard
------------------------------------        ------------------------------------
Bentley Pharmaceuticals, Inc.               Marsing & Co. Ltd., A/S



                       Bon pour acceptation de delegation

                               /s/ Denis Nicolas
                               -----------------
                                     Chimos